SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement                Confidential, for Use of the
[ ] Definitive Proxy Statement                 Commission Only (as permitted
[ ] Definitive Additional Materials                  by Rule 14a-6(e)(2))    [ ]
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Frederick County Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X]    No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2.  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4.  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5.  Total Fee Paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

     2.  Form, Schedule or Registration Statement No.:

     3   Filing Party:

     4.  Date Filed:

                         FREDERICK COUNTY BANCORP, INC.
                             30 West Patrick Street
                            Frederick, Maryland 21701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 13, 2004

TO THE SHAREHOLDERS OF FREDERICK COUNTY BANCORP, INC.:

         The Annual Meeting of Shareholders of Frederick County Bancorp, Inc. will be held at:

                      Holiday Inn at Francis Scott Key Mall
                               I-270 and Route 85
                               Frederick, Maryland

on April 13, 2004 at 7:00 p.m. for the following purposes:

         (1) To elect eleven (11) directors to serve until their successors are duly elected and qualified.

         (2) To vote on an amendment of the articles of incorporation to increase the authorized capital stock and authorized reclassification of unissued shares.

         (3) To vote on an amendment of the option plan to increase the number of shares available for issuance.

         (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Shareholders of record as of the close of business on February 6, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting.

                                    By Order of the Board of Directors

                                    -----------------
                                    Raymond Raedy
                                    Secretary

Frederick, Maryland
March 8, 2004

              PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL INFORMATION FROM YOUR RECORDHOLDER IN ORDER TO VOTE IN PERSON.

                         FREDERICK COUNTY BANCORP, INC.
                             30 West Patrick Street
                               Frederick, MD 21701
                  -------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                  -------------------------------------------

         This proxy statement is being sent to shareholders of Frederick County Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 7:00 p.m. on April 13, 2004 (the "Meeting"), and at any adjournment or postponement of the Meeting. The purposes of the Meeting are:

         (1) to elect eleven (11) directors to serve until their successors are duly elected and qualified; and

         (2) to vote on an amendment of the Articles of Incorporation to increase the authorized capital stock and authorized reclassification of unissued shares; and

         (3) to vote on an amendment of the 2001 Stock Option Plan to increase the number of shares available for issuance; and

         (4) to transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

               The Meeting will be held at:

                      Holiday Inn at Francis Scott Key Mall
                               I-270 and Route 85
                               Frederick, Maryland

         This proxy statement and proxy card are being sent to shareholders of the Company on or about March 8, 2004. A copy of our Annual Report to Shareholders for the year ended December 31, 2003, which includes our audited financial statements, also accompanies this proxy statement.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on February 6, 2004 will be entitled to notice of and to vote at the Meeting or any adjournment or postponement of the Meeting. On that date, there were 727,576 shares of our common stock, par value $10.00 per share, outstanding, held by approximately 677 shareholders of record. The common stock is the only class of the Company's stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence at the Meeting, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum.

PROXIES

         Properly executed proxies which are received by the Company in time to be voted at the Meeting will be voted as specified by the shareholder giving the proxy. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors FOR the amendment to the Articles of Incorporation and FOR the amendment to the 2001 Stock Option Plan. Management does not know of any matters other than those described in this proxy statement that will be brought before the Meeting. If other matters are properly brought before the Meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

The judges of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

         Please sign, date, mark and promptly return the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the Meeting:

         o   by granting a later proxy with respect to the same shares;
         o by sending written notice to Raymond Raedy, Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or
         o   by voting in person at the Meeting.

         Attendance at the Meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth certain information as of February 6, 2004 concerning the number and percentage of shares of the Company's common stock beneficially owned by its directors, nominees for director, and executive officers for whom compensation information is included in this proxy statement, and by its directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as indicated below, the Company knows of no other person or persons, other than street name nominee owners, who, beneficially or of record, own in excess of five percent of the Company's common stock. Further, the Company is not aware of any arrangement, which at a subsequent date may result in a change of control of the Company.

                                                                                     Percentage of
                                                                                         Class
                                                           Number of Shares           Beneficially
Name                                                    Beneficially Owned(1)           Owned(2)
---------------------------------------------------     -----------------------    -------------------
Directors

Emil D. Bennett                                               18,750                     2.58%

John N. Burdette                                              20,960(3)                  2.86%

J. Denham Crum                                                18,460(4)                  2.52%

George E. Dredden, Jr.                                         2,200(5)                  0.30%

William S. Fout                                               16,210(6)                  2.21%

William J. Kissner                                            32,210(7)                  4.39%

Martin S. Lapera
30 West Patrick Street
Frederick, Maryland 21701                                     53,010(8)                  7.18%

Kenneth G. McCombs                                            28,460(9)                  3.88%

Farhad Memarsadeghi                                           28,000(10)                 3.85%

Raymond Raedy                                                 24,754(11)                 3.37%

Ramona C. Remsberg                                             3,875(12)                 0.53%

Executive Officers

William R. Talley, Jr.                                        18,947(13)                 2.57%

All directors and executive officers as a group
(12 persons)                                                 265,836(14)                33.89%
-------------------------------------------------------

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock with respect to which he or she has sole or shared voting and/or investment power, including any shares which he or she has the right to acquire within 60 days. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or retirement funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and investment power.

(2) Based on 726,576 shares outstanding as of February 6, 2004, except with respect to persons holding options to acquire common stock exercisable within sixty days of that date, in which event represents percentage of shares issued and outstanding plus the number of such options held by such person, and all directors and officers as a group, which represents percentage of shares outstanding plus the number of such options held by all such persons as a group.

(3) The shares attributable to Mr. Burdette include 3,250 shares held in trust as to which he has voting and investment power. Also included in the total shares owned are options, currently exercisable, to purchase 5,960 shares of the Company's common stock.

(4) The shares attributed to Mr. Crum include 8,000 shares as to which Mr. Crum shares voting and investment powers with his wife, and 4,500 shares held in trust as to which Mr. Crum has voting and investment power. Also included in the total shares owned are options, currently exercisable, to purchase 5,960 shares of the Company's common stock.

(5) The shares attributed to Mr. Dredden include 1,575 shares as to which Mr. Dredden shares voting and investment powers with his wife. Also included in the total shares owned are options, currently exercisable, to purchase 625 shares of the Company's common stock.

(6) The shares attributed to Mr. Fout include 1,750 shares as to which Mr. Fout shares voting an investment power with his wife and 1,000 shares owned by his wife as to which Mr. Fout disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 5,960 shares of the Company's common stock.

(7) The shares attributed to Mr. Kissner include 11,250 shares held in trust as to which Mr. Kissner had voting and investment power and 15,000 shares owned by Mr. Kissner's wife, as to which Mr. Kissner disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 5,960 shares of the Company's common stock.

(8) The shares attributed to Mr. Lapera include 23,000 shares as to which Mr. Lapera shares voting and investment power with his wife, 6,175 shares owned by Mr. Lapera's wife and 375 shares owned by Mr. Lapera's wife with their daughter as to which Mr. Lapera disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 10,960 shares of the Company's common stock.

(9) The shares attributed to Mr. McCombs include 22,500 shares as to which Mr. McCombs shares voting and investment powers with his wife. Also included in the total shares owned are options, currently exercisable, to purchase 5,960 shares of the Company's common stock.

(10) The shares attributed to Mr. Memarsadeghi include 12,000 shares owned by Mr. Memarsadeghi's wife and 4,000 shares owned by his daughters as to which Mr. Memarsadeghi disclaims beneficial ownership.

(11) The shares attributed to Mr. Raedy include 15,972 shares owned by Mr. Raedy's wife with their sons and 807 shares owned by Mr. Raedy's wife, as to which Mr. Raedy disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 5,960 shares of the Company's common stock.

(12) Included in the total shares owned by Mrs. Remsberg are options, currently exercisable, to purchase 1,125 shares of the Company's common stock.

(13) The shares attributed to Mr. Talley include 5,712 shares as to which Mr. Talley shares voting and investment power with his wife. Also included in the total shares owned are options, currently exercisable, to purchase 8,460 shares of the Company's common stock.

(14) Includes options, currently exercisable, to purchase an aggregate of 56,930 shares of common stock.

                              ELECTION OF DIRECTORS

         Eleven (11) directors will be elected at the Meeting for a one-year period until the 2004 Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. Each of the nominees for election as director currently serves as a director, and has served as a director since the Company became the holding company for Frederick County Bank (the "Bank"). The term of service indicated for each director includes service as a director of the Bank before the holding company was established. The Board of Directors has determined that each director other than Mr. Lapera is an "independent director" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD").

         Vote Required and Recommendation of the Board of Directors. Nominees receiving a plurality of the votes cast at the Meeting in the election of directors will be elected as directors in the order of the number of votes received. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTORS

         Set forth below is certain information concerning the nominees for election as director of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for a least the last five years.

         Emil D. Bennett. Mr. Bennett, 57, is currently President and owner of Rock Creek Realty, a full-service real estate firm headquartered in Thurmont, Maryland. He is also the President of Bennett Land Company, a builder/developer with 40 years experience in the industry. Mr. Bennett is currently on the Board of Directors of Mt. Olivet Cemetery and Vice President of Excalibur Condo Associates in Ocean City. He is very involved in the local community, and is currently a member of the National Association of Home Builders and of the National Association of Realtors. Mr. Bennett was first elected as a director in 2002.

         John N. Burdette. Mr. Burdette, 76, is a principal in the Frederick, Maryland, law firm of Offutt, Horman, Burdette, P.A., where his practice concentrates on Federal tax law, estate planning, and probate administration. He joined Offutt, Horman, Burdette & Frey in 1983 following retirement as a Senior Executive from the Internal Revenue Service. Mr. Burdette received degrees in accounting and law from the University of Baltimore, and is a member of the Maryland Bar. He was the Founding Chairman of the Board and is a Director and officer of QUADS Trust Company, a Maryland Non-Depository Custodial Trust Company; is a Director of the QUADS Financial Group, a holding company, located in Frederick, Maryland; serves as a Director of several tax-exempt corporations; and is a member of the Rotary Club of Frederick. Mr. Burdette was first elected as a director in 2001.

         John Denham Crum. Mr. Crum, 58, is Owner/Manager of Crumland Farms, LLC, Frederick, Maryland, a family business, which he joined in 1968. After graduating from Frederick High School, he attended Frederick Community College, and received his B.S. in Dairy Science from Iowa State University. Mr. Crum has been involved in many farm organizations, including the Farm Bureau, Capital Milk Producers, Maryland Virginia Milk Producers Coop, and the Holstein Freisian Council. His club memberships include the Rotary Club of Frederick, Frederick Jaycees (Director), Frederick Catoctin Club (Director), and Frederick Elks. Mr. Crum has served on the local and corporate boards of the Homewood Retirement Centers and has volunteered his time with the Frederick Community Foundation. He is a member of the Frederick County Planning Commission. He also has served on the Banner School Board, was active in the PTA of Monocacy Middle and Thomas Johnson High Schools, and has volunteered for many church youth activities. Mr. Crum was first elected as a director in 2001.

         George E. Dredden, Jr. Mr. Dredden, 74, is Chairman of GED Inc. and Publisher of The County Globe Newspaper. After 35 years as a Federal Government Manager, he started Sussex Group, LLC, a management - consulting firm. Mr. Dredden graduated from Morgan State University with a degree in Biology. He is currently a member of Episcopal Ministries to the Aging, Inc. Board of Trustees, Member Copper Ridge Inc. Board of Directors, and a member of the Frederick County Office of Economic Development Business Development Advisory Council and The Greater Frederick Development Corporation. He is a past President of the Chamber of Commerce of Frederick County, and past Secretary of the Frederick Memorial Heath Care System. Mr. Dredden is a member of St. John the Evangelist Catholic Church in Frederick, Maryland and the Frederick Rotary Club. Mr. Dredden was first elected as a director in 2001.

         William S. Fout. Mr. Fout, 64, is the President of William S. Fout, Inc., Frederick, Maryland, a crane and rigging service, which he founded in 1973. He is a graduate of Frederick High School and of the Virginia Military Institute with a Bachelor of Science degree in Civil Engineering. Mr. Fout is a Fellow member of the American Society of Civil Engineers and is a registered engineer in both Maryland and Virginia. From 1969 through 1979, he served as the Frederick County Highway Engineer. Mr. Fout was a member of the Frederick County Planning Commission from 1983-1993, acting as chairman for the last 18 months. He currently serves on the Board of Property Review of Frederick County. Mr. Fout is a member of the Fredericktowne Rotary Club and of Calvary United Methodist Church in Frederick, where he serves on the Administrative Board. Mr. Fout was first elected as a director in 2001.

         William J. Kissner. Mr. Kissner, 63, is a 50% owner and the Vice President, Engineering of Miscellaneous Metals, Inc., Frederick, Maryland, a steel fabrication and erection business, which he co-founded in 1977. He attended the Columbia Technical School of Arlington, Virginia and the Washington School of Drafting, in Washington, DC. Miscellaneous Metals, Inc. employs 160 people and has annual sales of $20 million. Mr. Kissner was first elected as a director in 2001.

         Martin S. Lapera. Mr. Lapera, 51, a resident of Frederick County, Maryland, is President and Chief Executive Officer of the Company. Mr. Lapera was Executive Vice President of FCNB Corp, Frederick, Maryland, until its acquisition by BB&T Corporation in January 2001, and was Executive Vice President, Chief Operating Officer and Chief Lending Officer of FCNB Bank, its $1.6 billion subsidiary, and was Senior Vice President and Senior Credit Officer of the Potomac region of BB&T Bank (comprised primarily of Frederick County), until May 2001. Prior to joining FCNB Bank in 1985, Mr. Lapera was Vice President of First National Bank of Maryland. Mr. Lapera received a degree in Business from Towson State University and an MBA from the University of Baltimore. Mr. Lapera was first elected as a director in 2001.

         Kenneth G. McCombs. Mr. McCombs, 64, is a 50% owner and President of Miscellaneous Metals, Inc., Frederick, Maryland, a steel fabrication and erection business, which he co-founded in 1977. He attended the Columbia Technical School of Arlington, Virginia and the Washington School of Drafting, in Washington, DC. Miscellaneous Metals, Inc. employs 160 people and has annual sales of $20 million. Mr. McCombs was first elected as a director in 2001.

         Farhad Memarsadeghi. Mr. Memarsadeghi, 58, is currently President and owner of Admar Construction, Incorporated, a residential housing development firm headquartered in Frederick, Maryland. He is also the CEO of Admar Custom Homes, and a General Partner of Coblentz Farm Limited Partnership. Mr. Memarsadeghi graduated from Tehran University with a Master's Degree in Architecture. He is very involved in the local community, and is currently a member of the National Association of Home Builders. Mr. Memarsadeghi was first elected as a director in 2002.

         Raymond Raedy. Mr. Raedy, 63, is the primary organizer of the Company. He is an investor and business owner residing in Frederick, Maryland. Since 1980, Mr. Raedy has owned several businesses. He currently is a partner in one pharmacy (having sold another pharmacy and a medical supplies business in 1999) and owns a real estate investment firm. He is a graduate of the University of Notre Dame and the Washington College of Law at the American University. He is a member of the Maryland and District of Columbia Bars, but has not engaged in the practice of law since 1983. Mr. Raedy has held positions at the American Enterprise Institute, the Republican National Committee, the Maryland Legislature, and the United States Senate in the Sergeant at Arms Office. He has been Counsel to the National Society of Public Accountants, the Health Insurance Association of American, the American Bankers Associations, and an insurance brokerage firm, Alexander & Alexander. Mr. Raedy is a lector at his church and served as President of the Rotary Club of Frederick, MD, where he has lived since 1974. Mr. Raedy was first elected as a director in 2001.

         Ramona C. Remsberg. Mrs. Remsberg, 75, joined FCNB Bank as a clerk in 1945. During her 46 years of employment at FCNB, she rose to the position of President, in which she served from 1988 until her retirement in 1991. Following her retirement, she served as Vice Chairman of the Board for an additional three years, and as a director until 1999. Mrs. Remsberg has served the Frederick community in a number of capacities. She served as Campaign Chairman of the United Way of Frederick for two years, and an additional two years as President. After serving 17 years with the United Way, she recently resigned from the Board. She is a member of the Hood College Board of Associates and serves on the Presidential Leadership Scholarship Committee. She is also a member of the Special Gifts Committee of the Frederick Memorial Hospital Development Council, and a Director of Homewood at Crumland Farms of Frederick, Maryland, Inc. She previously served for seven years as a member of the Board of the Community Foundation of Frederick County, and one year as a Chairman of the Board. She is an active member of the United Church of Christ in Jefferson, Maryland, where she served as organist and choir director for 35 years. Mrs. Remsberg was first elected as director in 2001.

         William R. Talley, Jr. Mr. Talley, 48, Executive Vice President and Chief Financial Officer of the Company and the Bank, was previously Senior Vice President and Chief Financial Officer of the Bank. Prior to joining the Company he was Comptroller and Assistant Treasurer of FCNB Corp, Frederick, Maryland, until its acquisition by BB&T Corporation in January 2001, and was Senior Vice President and Comptroller of FCNB Bank, its $1.6 billion subsidiary, until the merger of FCNB Bank into BB&T Bank in March 2001. He received his BS in Accounting from Mount Saint Mary's College and is a member of the American Institute of Certified Public Accountants. He is also a member of the Finance Committee for the Board of Trustees for the Frederick Community College Foundation, a member of the Board of Trustees for the Record Street Home for the Aged and a member of the Rotary Club of Carroll Creek.

MEETINGS, COMMITTEES AND PROCEDURES OF THE BOARD OF DIRECTORS

         Meetings. The Board of Directors of the Company met five times (5) during the period October 1, 2003 to December 31, 2003 and prior to the formation of the Company, the Board of Directors of the Bank met twenty times
(20) times during the period January 1, 2003 to September 30, 2003. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2003 fiscal year or any portion thereof except for Mr. Fout and Mr. McCombs, who attended 56% and 72% respectively.

         Audit Committee. The Board of Directors has a standing Audit Committee. The Audit Committee assists the Board of Directors of the Company in exercising its fiduciary responsibilities for oversight of audit and related matters, including corporate accounting, internal controls and regulatory compliance. Its duties include: monitoring the Company's internal controls and procedures; recommending the selection of independent auditors; reviewing the scope of audits conducted by the independent auditors, as well as the results of their audits; and reviewing policies relating to compliance with applicable banking and other laws. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee is currently comprised of Messrs. Burdette, Dredden, Kissner and Raedy. Each of the members of the Audit Committee is independent, as determined under NASD Rule 4200(a)(15). Each of the members of the audit committee other than Mr. Raedy is independent under the definition of independence adopted by the NASD for audit committee members in Rule 4350(d)(2)(a). During the 2003 fiscal year, the Audit Committee met ten (10) times.

         The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee

         Nominations. The Board of Directors has a standing Corporate Governance and Compensation Committee which performs the functions of the nominating committee and recommends nominees for election as director to the Board of Directors. The committee is currently comprised of Messrs. Bennett (Chairman), Burdette, Crum, Raedy and Mrs. Remsberg. All of the members of the Corporate Governance and Compensation Committee are independent directors with in the meaning of NASD Rule 4200(a)(15). The committee does not have a charter.

         The Board will consider director candidates nominated by shareholders during such times as the Bancorp is actively considering obtaining new directors. Shareholders who want to suggest a candidate for consideration should send a letter, addressed to:

                           Chairman
                           Corporate Governance & Compensation Committee Frederick County Bancorp, Inc.
                           P.O. Box 1100 Frederick, MD 21702-0100

         The letter must include the following: (1) a statement that the writer is a shareholder and is proposing a candidate for consideration; (2) the name and contact information for the candidate; (3) a statement of the candidate's business and educational experience; (4) information regarding the candidate's qualifications to be director; (5) information regarding any relationship or understanding between the proposing shareholder and the candidate; and (6) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.

         Because of the limited resources of the Company and the limited occasion to seek additional directors, there is no assurance that: all shareholder proposed candidates will be fully considered, all candidates will be considered equally, or the proponent of any candidate or the proposed candidate will be contacted by the Chairman, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders. Nominations must be received by November 1 to be considered for director elections to be held the following year. To date, the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential nominees.

         Compensation. The Corporate Governance and Compensation Committee performs the function of a compensation committee. The committee is responsible for making recommendations to the Board of Directors regarding executive compensation and incentive compensation awards and plans.

         Shareholders Communications with Board. Any shareholder is free to communicate in writing with the Board of Directors on matters pertaining to the Company by addressing their comments to:

                           Chairman of the Board
                           Frederick County Bancorp, Inc.
                           P.O. Box 1100
                           Frederick, MD  21702-0100

         Your letter must state you are a shareholder. The nature of the communication will determine to whom your letter will be forwarded. Based on the nature of the communication, there is no assurance that all communications will receive a response.

         Director Attendance at the Annual Meeting. It is the policy of the Company that all directors should attend each annual meeting of shareholders. Ten directors attended the 2003 annual meeting of shareholders.

Audit Committee Report

         The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-KSB;

         (2) discussed with McGladrey & Pullen, LLP, the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from McGladrey & Pullen, LLP, as required by Independence Standards Board Standard No. 1; and

         (3) discussed with McGladrey & Pullen, LLP, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003. The Audit Committee has also considered whether the amount and nature of non-audit services provided by McGladrey & Pullen, LLP, is compatible with the auditor's independence.

                                   Members of the Audit Committee
                           John N. Burdette          George E. Dredden, Jr.
                           William J. Kissner        Raymond Raedy

DIRECTORS' COMPENSATION

         The Company did not pay any director or committee fees for the fiscal year ended December 31, 2003.

             EXECUTIVE OFFICER COMPENSATION AND CERTAIN TRANSACTIONS

COMPENSATION - OVERVIEW

         The following table sets forth a comprehensive overview of the compensation for Mr. Lapera, the President of the Company, and executive officers of the Company who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-term
                                                                               Compensation
                                              Annual Compensation                 Awards
                                  ----------------------------------------- -------------------
                                                                                Securities         All Other
  Name and Principal Position        Year         Salary        Bonus(3)    Underlying Options  Compensation($)(4)
--------------------------------  ------------ -------------  ------------- ------------------- -----------------
Martin S. Lapera, Director,             2003      $170,593       $    --            --                   --
 President and Chief Executive          2002       156,154        16,000            --                   --
 Officer of the Company and the Bank    2001        26,723(1)         --        10,960                   --

William R. Talley, Jr.,                 2003      $135,441       $    --             --                  --
 Executive Vice President and           2002       125,000        12,500             --                  --
 Chief Financial Officer of the         2001        72,115(2)         --          8,460                  --
 Company and the Bank


(1)  Accrued salary for the period October 18 to December 31, 2001.

(2)  For the period May 21 to December 31, 2001.

(3) Amounts shown as bonus compensation accrue in the year indicated and are paid in the following year.

(4)  All other compensation was less than 10% of total annual salary and bonus.

No option or other stock based compensation was paid or granted to any executive officer in 2003.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES


                                                                      Number of Securities         Value of Unexercised
                                Shares                               Underlying Unexercised        In-The-Money Options
                              Acquired on            Value         Options at December 31, 2003    at December 31, 2003
         Name                  Exercise            Realized         Exercisable/Unexercisable     Exercisable/Unexercisable
------------------------    ----------------     --------------    ----------------------------   --------------------------
Martin S. Lapera                  --                  --                    10.960/--                  $120,560/$--

William R. Talley, Jr.            --                  --                     8,460/--                  $93,060/$--
------------------------

EMPLOYMENT AGREEMENTS AND BENEFIT PLANS

         Employment Agreements. Mr. Lapera has an employment agreement with the Company pursuant to which he serves as President and Chief Executive Officer of the Company. Mr. Lapera, pursuant to his agreement, which commenced as of September 14, 2001 and runs until October 1, 2006, is entitled to an annual base salary of $164,800. He is also entitled to $164,800 of Company paid life insurance (at standard rates), and participation in all other health, welfare, benefit, stock option and bonus plans, if any, generally available to officers or employees of the Company.

         Mr. Talley has an employment agreement with the Company pursuant to which he serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Talley, pursuant to his agreement, which commenced as of September 14, 2001 and runs until October 1, 2006, is entitled to an annual base salary of $130,625. He is also entitled to $130,625 of Company paid life insurance (at standard rates), and participation in all other health, welfare, benefit, stock option and bonus plans, if any, generally available to officers or employees of the Company.

         If either Mr. Lapera's or Mr. Talley's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), they would be entitled to receive continued payment of base salary through the end of the term of their agreements, subject to their compliance with certain non-compete provisions of the employment agreements. In the event of termination of their employment, or reduction in their compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following a change in control, Mr. Lapera and Mr. Talley would be entitled to receive lump sum payments equal to 2.99 times their base salaries, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment."

         Employee Benefit Plans. The Company provides a benefit program, which includes health and dental insurance, life and long term and short-term disability insurance, a 401(k) plan for substantially all full time employees, and an Executive and Director Deferred Compensation Plan. The Company also has adopted the 2001 Stock Option Plan.

         401(k) profit sharing plan. The Company has a Section 401(k) profit sharing plan covering employees meeting certain eligibility requirements as to minimum age and years of service. Employees may make voluntary contributions to the Plan through payroll deductions on a pre-tax basis. The Company makes discretionary contributions to the Plan based on the Company's earnings. The Company's contributions are subject to a vesting schedule (20 percent per year) requiring the completion of five years of service with the Company, before these benefits are fully vested. A participant's account under the Plan, together with investment earnings thereon, is normally distributable, following retirement, death, disability or other termination of employment, in a single lump-sum payment. The Company made $32,000 in contributions to the Plan in 2003.

         Deferred Compensation Plan. On January 28, 2002, the Board of Directors of the Bank approved the Frederick County Bank Executive and Director Deferred Compensation Plan (the "Plan"). The Plan is effective January 1, 2002 for certain executive employees and directors of the Bank. The purpose of the Plan is to (1) allow participants an opportunity to elect to defer the receipt of compensation ("Participant Compensation Deferral"), and (2) provide a vehicle for the Bank to credit amounts on a tax deferred basis for employee participants ("Employer Contribution Credit"). The Employer Contribution Credits are subject to various vesting restrictions and are available solely to Plan participants who are employees of the Bank. The Plan is intended to be a "top hat" plan under various provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Each Plan participant's account will be adjusted for credited interest or increases or decreases in the realizable net asset value, as applicable, of the designated deemed Plan investments. Benefit payments under the Plan, which in the aggregate equal the participant's vested account balance, will be paid in a lump sum or in five or ten substantially equal, annual installments, commencing on the date or dates selected by the Plan's participants.

         Stock Option Plan. The Company maintains a stock option plan, adopted by shareholders at the 2002 annual meeting, to attract, retain, and motivate key officers and directors of the Company by providing them with a stake in the success of the Company as measured by the value of its shares.

         The 2001 Stock Option Plan (the "Option Plan") is administered by a committee (the "Committee"), appointed by the Board of Directors, consisting of not less than three (3) members of the Board who are not employees. In the absence at any time of a duly appointed Committee, the Option Plan will be administered by the full Board of Directors.

         The purpose of the Option Plan is to advance the interests of the Company by providing directors and selected key employees of the Company with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of the Company and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.

         Under the Option Plan, 71,524 shares of common stock may be issued upon the exercise of "Options" granted under the Option Plan. At the Meeting, the shareholders are being asked to approve an amendment to the

Option Plan which would increase the number of shares available for issuance upon the grant of Options by 58,476 to an aggregate of 130,000.

         Under the Option Plan, the Committee may grant incentive stock options ("ISOs") or non-incentive stock options ("Non-ISOs") to such key employees as the Committee may designate, and may grant Non-ISOs to directors of the Company. ISOs and Non-ISOs are collectively referred to as "Options." In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust both the number and kind of shares of stock as to which Options may be awarded under the Option Plan, the affected terms of all outstanding Options, and the aggregate number of shares of common stock remaining available for grant under the Option Plan. If any Option expires, becomes unexercisable or is forfeited for any reason without having been exercised or becoming vested in full, the shares of common stock subject to such Options will be available for the grant of additional Options unless the Option Plan has expired or otherwise been terminated.

         The exercise price of Options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, the option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs. A Participant may, under the Option Plan, receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered.

         The Option Plan has a term of 10 years from October 18, 2001, its effective date, after which date no Options may be granted. The maximum term for an Option is 10 years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant.

         As of December 31, 2003, the Company had Options for the purchase of 66,830 shares of common stock issued and outstanding under the Option Plan. As of the date hereof, options to acquire 4,694 shares of common stock remain available for issuance pursuant to the Option Plan.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS, AND ASSOCIATES

         During the past year, the Company has had, and the Company expects to have in the future, banking transactions in the ordinary course of business with its directors and officers as well as with their associates. These transactions have been made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with unaffiliated parties. The extensions of credit to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2003, loans to directors and officers and their respective associates, including loans guaranteed by such persons, aggregated $2.04 million, which represented approximately 16.05% of shareholders' equity.

         The Company entered into a lease in July 2003 for approximately 3,800 square feet of office space owned by a partnership of which Messrs. Burdette, Lapera and Raedy are members. The lease term commenced on July 10, 2003 and will expire on July 10, 2008. Pursuant to this lease, monthly payments of $3,715 are required during the first twelve months. Subsequent twelve-month periods are subject to a five percent increase thereafter. The Company believes that the lease is on terms which are at least as favorable to the Company as could be obtained in a transaction with an unaffiliated third party.

         On January 2, 2002, the Company entered into a consulting contract with Raymond Raedy, a shareholder and director of the Company. This agreement engages Mr. Raedy to devote his efforts to assist with facilities management, Company expansion and other projects as directed by the Company's President and will expire on December 31, 2006. As compensation for his services under this agreement, Mr. Raedy will be paid at a rate not to exceed $35,000 per year, or $175,000 over the agreement's term.

    PROPOSAL 2 - AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK AND AUTHORIZE RECLASSIFICATION OF UNISSUED SHARES

         At the meeting, the shareholders are being asked to approve an amendment to the Company's Articles of Incorporation which would increase the number of authorized shares of capital stock from 2,000,000 shares to 10,000,000 shares, all of which are initially classified as common stock. The amendment would also authorize the reclassification of unissued shares of capital stock by the Board of Directors. The Board of Directors is proposing the amendment to ensure that a sufficient amount of capital stock is available for issuance in the future by the Company, upon action of the Board of Directors, and to enable the Board of Directors to respond to situations where the issuance of a different class of capital stock might be advisable. The Board of Directors believes that the proposed amendment is in the best interest of the Company and unanimously recommends a vote FOR the proposed amendment.

         The Amendment. The Board of Directors has approved, subject to shareholder approval, the amendment of Article III of the Articles of Incorporation to read in its entirety as follows:

                  "ARTICLE III. Capital Stock. The number of shares of stock of all classes which the Corporation shall have authority to issue is ten million (10,000,000), all of which shall initially be common stock, par value $.01 per share and the aggregate par value of all shares of all classes of stock is $100,000. The Board of Directors, by action of a majority of the full Board of Directors, shall have the authority to issue the shares of capital stock from time to time on such terms as it may determine. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions and dividends, qualifications or terms or conditions of redemption of such shares of stock."

         Purpose of Amendment. The Articles of Incorporation currently authorize the issuance of up to 2,000,000 shares of common stock. As of the record date for the meeting, the Company had 727,576 shares of common stock outstanding and 71,524 shares of common stock reserved for issuance to directors, officers and employees under the Company's stock option plans, leaving only 1,200,900 available shares. The Company does not have an authorized class of preferred stock. If the shareholders approve the proposed amendment and the amendment to the Option Plan being presented at the Meeting, there will be 9,142,424 authorized, unissued and unreserved shares of capital stock available for issuance in capital raising transactions, as stock dividends, stock splits, possible corporate acquisitions or other transactions, possible future employee benefit plans or for other corporate purposes.

         The amendment also authorizes the Board of Directors to reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions and dividends, qualifications or terms or conditions of redemption of such stock. The Board of Directors will not have the authority to change any outstanding shares of stock. This provision will allow the Board of Directors to create a series of stock with different rights than the common stock if it becomes advisable to do so, without further action by the shareholders, and without the creation of a separate class of undesignated, or "blank check" preferred stock. The Company does not have an existing class of blank check preferred because the Bank did not have, and under the administrative policy of its regulator was not permitted to have, blank check preferred stock at the time of the share exchange through which the holding company was formed.

         While the Company currently does not have any immediate plans to issue additional capital stock (other than shares of common stock pursuant to various compensation and benefit plans currently in existence and possible stock splits or dividends on the common stock), the Board of Directors may determine that the issuance of additional stock in the future, either in connection with capital raising, a corporate acquisition or otherwise, is in the best interests of the Company. In that event, the shares of common stock available as of the record date could be insufficient. Therefore, the Board is proposing an amendment of the Articles of Incorporation to increase the authorized capital stock from 2,000,000 to 10,000,000 shares, and to permit the reclassification of shares.

         The existence of shares of authorized shares of capital stock and shares which can be reclassified by the Board of Directors would enable us to meet possible contingencies or opportunities in which the issuance of shares of common stock or shares of other classes of capital stock, such as preferred stock, may be advisable, such as in the case of acquisition or financing transactions. Having shares of capital stock available for issuance gives us flexibility in that it would allow us to avoid the expense and delay of calling a meeting of shareholders at the time the contingency or opportunity arises. Any reclassification of shares of capital stock and issuance of such shares with voting rights or which is convertible into voting shares could adversely affect the voting power of the holders of common stock. Shares of capital stock could be reclassified into shares which have the right to receive dividends or other distributions, such as upon the liquidation of the Company, before the holders of common stock receive dividends or distributions.

         The existence of shares of authorized shares of capital stock and shares which can be reclassified by the Board of Directors which can be issued without additional shareholder approval could have the effect of rendering more difficult or discouraging hostile takeover attempts or of facilitating a negotiated acquisition. Such shares, which may be convertible into shares of common stock, could be issued to shareholders or to a third party in an attempt to frustrate or render a hostile acquisition more expensive.

         Authorized, unissued and unreserved capital stock may be issued from time to time for any proper purpose without further action of the shareholders, except as required by the Articles of Incorporation and applicable law. Each share of common stock authorized for issuance has the same rights as, and is identical in all respects to, each other share of common stock. Issuance of newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Shareholders will not have preemptive rights to purchase any subsequently issued shares of capital stock, except as the Board of Directors may specifically authorize in connection with a specific offering of shares.

         Vote Required and Recommendation of the Board of Directors. Approval of the proposed amendment to the Articles of Incorporation requires the favorable vote of at least two thirds of the outstanding shares entitled to vote. It is expected that all of the 208,906 shares, or 28.71%, of the common stock outstanding as of February 6, 2004, over which directors of the Company exercise voting power will be voted for the proposed amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT.

                    PROPOSAL 3 - AMENDMENT OF THE OPTION PLAN
             TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

         At the meeting, the shareholders are being asked to approve an amendment to the Company's Option Plan in order increase the number of shares of common stock reserved for issuance under the plan, and the number of shares of common stock for which options may be granted, by 58,476 to an aggregate of 130,000.

         The purpose of the Option Plan is to advance the interests of the Company by enabling it to attract and retain outstanding key management employees and non-employee directors, and to provide an incentive to, and encourage, stock ownership in the Company by those employees and directors responsible for the policies and operations of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and directors of the Company and its affiliates to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among key employees, directors and other shareholders.

         The principal features of the Option Plan are described above under the caption "Executive Officer Compensation and Certain Transactions - Stock Option Plan". Except as proposed to be amended hereby, the provisions of the Option Plan as currently in effect will continue in full force and effect.

REASONS FOR THE AMENDMENT

         Since adoption of the Option Plan, awards for an aggregate of 66,830 shares have been granted to directors, officers and employees of the Company and the Bank or reserved for future issuance in accordance with the terms of outstanding awards. As of February 6, 2004 only 4,694 shares remain available for issuance under the Option Plan. The Board of Directors feels that this number of shares is inadequate to permit the Company to appropriately compensate employees, officers and directors in coming years. If the amendment to the Option Plan is approved, an aggregate of 63,170 shares will be available for issuance upon the exercise of future options grants.

         The Board of Directors believes that the availability of a stock based compensation program intended to provide directors, officers and key employees with at least a moderate portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of the Company as reflected in the stock price, is necessary in order to attract and retain high caliber directors, officers and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons with the interests of the Company's stockholders, which will increase their incentive to improve the Company's performance. As such, the Board of Directors believes that the authorization of additional shares for issuance under the Option Plan is necessary in order to permit the Company's continued growth and profitability.

         If the amendment to the Option Plan is approved, the total number of shares subject to issuance under outstanding and future awards pursuant to the Option Plan will be 130,000 or 17.87% of the outstanding common stock, and 15.16% of the common stock assuming the exercise of all Options.

         Certain Federal Income Tax Consequences of the Option Plan. A recipient recognizes no taxable income at the time an Option is granted under the Option Plan. With regard to Non-ISO's, ordinary income is recognized by the recipient at the time of his or her exercise of an Option. The amount of income equals the difference between the exercise price and the fair market value of the shares on the date of exercise. Tax withholding is required on such income. When a recipient disposes of shares acquired upon exercise of the Option, any amount received in excess of the fair market value of the shares on the date of exercise is treated as long or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares.

         With regard to ISO's, no income is recognized by a recipient upon exercise. However, the excess of the fair market value of the shares received on exercise over the exercise price is an adjustment to the recipient's taxable income for purposes of computing the recipient's alternative minimum taxable income. Assuming compliance with applicable holding period requirements for ISO's, a recipient realizes long-term capital gain or loss when he disposes of his shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the recipient disposes of shares acquired by the exercise of the Option before the expiration of at least one year from the date of exercise and two years from the date of grant of the Option, any amount realized from such disqualifying disposition is taxable as ordinary income in the year of disposition to the extent that the lesser of (i) fair market value on the date the Option was exercised or (ii) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss is treated as long or short-term capital loss, depending upon the holding period of the shares.

         No deduction is allowed to the Company for federal income tax purposes at the time of grant of a Non-ISO or at the time of grant or exercise of an ISO. The Company is entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient is considered to have recognized ordinary income in connection with the exercise of a Non-ISO. In the event of a disqualifying disposition of shares received upon exercise of an ISO, the Company is entitled to a deduction for the amount taxable to the recipient as ordinary income.

         Financial Effects to the Company of Grants of Options. The Company receives no monetary consideration for the grant of Options under the Option Plan. It will receive no monetary consideration other than the Option exercise price for shares of common stock issued to Optionees upon the exercise of their Options. Under current accounting standards, recognition of compensation expense is not required when options qualified under Section 423 of the Code are granted. Proposed changes in accounting standards may affect the financial effect to the Company of the grant of options under the Purchase Plan. The Company intends to monitor developments in accounting requirements and will consider their impact in future compensation determinations.

         Vote Required and Recommendation of the Board of Directors. The affirmative vote of a majority of the votes cast at the meeting on the proposal to amend the Option Plan is required for the approval of the amendment to the Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms, which it has received and written representations from the Company's directors and executive officers, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a).

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected McGladrey & Pullen, LLP, independent public accountants, to audit the accounts of the Company for the fiscal year ended December 31, 2004. The Company has been advised by McGladrey & Pullen, LLP, that neither that firm nor any of its associates has any relationship with the Company, other than the usual relationship that exists between independent public accountants and clients. That firm audited the Company's financial statements for 2003. Representatives of McGladrey & Pullen, LLP, are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

         The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of Frederick County Bancorp Inc.'s annual consolidated financial statements for the years ended December 31, 2002 and 2003, and fees billed for other services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP).


                                                  2002       2003
             -----------------------------------------------------
             Audit Fees (1)                    $42,425    $59,450
             -----------------------------------------------------
             Audit-Related Fees (2)                425         --
             -----------------------------------------------------
             Tax Services (3)                    2,500      2,500
             -----------------------------------------------------

(1) Audit fees consist of fees for professional services rendered for the audit of Frederick County Bancorp, Inc.'s financial statements and review of financial statements included in Frederick County Bancorp, Inc.'s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2) Audit-related fees are fees principally for professional services rendered for technical accounting consulting and research.

(3) Tax services fees consist of compliance fees for the preparation of original tax returns.

                              COSTS OF SOLICITATION

         The cost of the proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, by officers, regular employees or directors of the Company, who will not be compensated for any such services.

         Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                             FORM 10-K ANNUAL REPORT

         THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER SOLICITED HEREBY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO WILLIAM R. TALLEY, JR., EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FREDERICK COUNTY BANCORP, INC., P.O. BOX 1100, FREDERICK, MARYLAND 21702-0100.

                              SHAREHOLDER PROPOSALS

         All shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company at the Company's principal office in writing not later than November 7, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. The Company must receive written notice of any shareholder proposal or nomination to be acted upon at the next annual meeting, for which inclusion in the Company's proxy materials is not sought, not less than 30 days or more than 60 days prior to the 2005 Annual Meeting of Shareholders, which will be held on or about April 13, 2004.

                                 OTHER BUSINESS

         The Board of Directors knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their best judgment.

                                             By Order of the Board of Directors

                                             FREDERICK COUNTY BANCORP, INC.

                                             -----------------
March 8, 2004                                Raymond Raedy, Secretary

                             AUDIT COMMITTEE CHARTER

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and information provided to shareholders and regulatory agencies; the systems of internal controls regarding accounting, legal and compliance that management and the Board have established; and the corporation's audit processes in general. The Audit Committee's primary duties and responsibilities are to:

     o Serve as an independent and objective party to monitor the corporate financial reporting process and internal control system.

     o   Review and evaluate the audit efforts of the independent accountants.

     o Provide an open avenue of communication between the independent accountants, senior management, and the Board of Directors.

     In accordance with Maryland Financial Institutions Annotated Code Section I-205, the Board of Directors has designated the Audit Committee as a compliance review committee. Under this law, "any documents prepared for or created by compliance review committees are confidential and not discoverable or admissible in any civil action arising out of matters evaluated by the Audit Committee".

     While the Audit Committee has the review, oversight, and reporting responsibilities set forth in this charter, it does not have responsibility for planning or conducting audits or for determining that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those are responsibilities of management and the independent accountants, rather than the Audit Committee. The Audit Committee also is not responsible for ensuring compliance with laws or regulations, or for resolving disagreements, if any, between management and the independent accountants.

II.  MEMBERSHIP

     The Audit Committee shall consist of three or more non-executive (outside) directors, determined to be independent by the Board, and appointed by the Board on an annual basis. Each of the directors appointed shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. In determining the independence of members of the Audit Committee, the Board shall consider, at a minimum, the then current standards of independence established by The NASDAQ Stock Market and the Federal Deposit Insurance Corporation. All Audit Committee members shall have (1) the ability to read and understand fundamental financial statements, including a Company's balance sheet, income statement, cash flow statement, and key performance indicators: (2) the ability to understand key business and financial risks, related controls and control processes. At least one member of the Audit Committee shall have accounting or related financial management expertise. The Audit Committee members shall appoint the Committee chairperson.

III. MEETINGS

     The Audit Committee shall meet at least quarterly, or more frequently as it deems necessary or as the Board may direct. In conjunction with its scheduled meetings, the Audit Committee will meet with the independent accountants and management on a quarterly basis to review corporate financial statements. The Audit Committee will take such action to protect the confidential nature of all matters discussed. The Audit Committee may ask members of management or others to attend meetings to provide pertinent information as deemed necessary. The engaged independent accountants may also have a representative in attendance at all meetings to foster open communication and enhance the annual audit. The Audit Committee is advised by the independent auditors and the Company's outside counsel, and also may, but is not required to, engage separate counsel or other advisors to the Audit Committee. The Audit Committee may rely on these advisors regarding the application, contents, and meaning of auditing and accounting standards, laws, and regulations. The Audit Committee may rely on the independent auditors to identify the matters required to be discussed and disclosed by the independent auditors.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

     1. Provide an open avenue of communication between the independent accountant and the board of directors.

     2.  Review and update the Audit Committee charter annually.

     3. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, including recommending to the Board of Directors whether the engagement of the independent accountants should be continued or terminated, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should receive from the independent accountants the written disclosure letter required to be provided, review, and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

     4. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     5.  Consider and review with the independent accountant:

         a. The adequacy of the Company's internal controls including computerized information system controls and security.
         b.  Any significant findings and recommendations of the independent accountant together with management's responses thereto.
         c.  Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or
              access to required information.
         d.  Any changes required in the planned scope of their audit plan.

     6. Consider and review with management and the director of internal audit:

         a. Significant findings during the year and management's responses thereto.
         b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
         c. Any changes required in the planned scope of their audit plan. d. The internal audit department budget and staffing.

     7. Consider and review with management and the independent auditors the scope of services required by the audit, major risk factors, significant accounting policies, audit conclusions regarding significant accounting estimates, and the compliance of the audit with the audit procedures required by Section 10A of the Securities Exchange Act of 1934 relating to detection of illegal acts, identification of related party transactions, and evaluation of the Company as a going concern.

     8. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or independent accountant.

     9. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

     10. Review with management and the independent accountant at the completion of the annual examination:

         a.  The Company's annual financial statements and related footnotes.
         b. The independent accountant's audit of the financial statements and their report thereon.
         c. Any significant changes required in the independent accountant's audit plan.
         d. Any serious difficulties or disputes with management encountered during the course of the audit.

         e. Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under generally accepted auditing standards.

     11. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements. Review with financial management and the independent accountants the 10-Q prior to its filing or release of earnings.

     12. Prepare a report for inclusion in the proxy statement that describes the Audit Committee's composition and responsibilities, and how they were discharged, including a statement regarding their review and discussion of the annual financial statements, review of the independence of the independent accountants, and discussions with the independent accountants, and a statement that based on the foregoing, the Audit Committee recommended that the annual financial statements be included in the Company's annual report on Form 10-K.

     13. Report Audit Committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate. Detailed minutes of each Audit Committee meeting will be provided to the Board of Directors for review, discussion, and approval.

     14. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Audit Committee shall have access to all Company records and personnel in performing their responsibilities.

     15. The Committee will put in place a procedure to provide for the confidential and/or anonymous submission of concerns about the Bank's accounting, internal accounting controls, or auditing matters by employees.

     16. The Audit Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

                                 REVOCABLE PROXY
                         FREDERICK COUNTY BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints William R. Talley, Jr. and Jay M. House, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Frederick County Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on April 13, 2004 and at any adjournment or postponement thereof.

PROPOSAL 1.  ELECTION OF DIRECTORS

      [ ] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS NOTED TO THE CONTRARY BELOW)

      [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW


         Nominees: Emil D. Bennett, John N. Burdette, John Denham Crum, George
                   E. Dredden, Jr., William S. Fout, William J. Kissner, Martin
                   S. Lapera, Kenneth G. McCombs, Farhad Memarsadeghi, Raymond Raedy, Ramona C. Remsberg,

      (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

PROPOSAL 2.  AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE
             AUTHORIZED CAPITAL STOCK AND AUTHORIZE RECLASSFICIATION OF UNISSUED SHARES

             [ ] FOR                 [ ] AGAINST               [ ] ABSTAIN


PROPOSAL 3.  AMENDMENT OF THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES
             AVAILABLE FOR ISSUANCE

             [ ] FOR                 [ ] AGAINST               [ ] ABSTAIN

--------------------------------------------------------------------------------

IMPORTANT. Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


                                           -------------------------------------
                                           Signature of Shareholder

                                           -------------------------------------
                                           Signature of Shareholder

                                           Dated:                    , 2004
                                                  ------------------

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

        [ ] Please check here if you plan to attend the Annual Meeting.